Exhibit 23.1

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No.’s 333-48814 and 333-66382) of Ixia of our reports dated January 30, 2002, except for the subsequent event described in Note 12 to the financial statements, as to which the date is February 14, 2002, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 21, 2002